SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549





                                  FORM 8-K





                               Current Report

                     Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934


               Date of Report (Date of Earliest Event Reported):
                               January 9, 2003


                        AMARILLO MESQUITE GRILL, INC.
                       (Exact Name of Registrant as
                          Specified in its Charter)


                                  0-12145
                          (Commission File Number)

 Kansas                                                        48-093694
(State or Other Jurisdiction                            (I.R.S. Employer
of Incorporation or Organization)                 Identification Number)


                                 Suite 200
                            302 North Rock Road
                           Wichita, Kansas  67206

                               (316) 685-7286
                      (Registrant's Telephone Number
                            Including Area Code)




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Item 4.  Changes in Registrant's Certifying Accountant.


On January 9, 2003, the Registrant has been notified by its auditor, Allen Gibbs & Houlik LC (AGH) that it was resigning as its independent accountant effective immediately.

During the fiscal years ended January 27, 2002 and January 28, 2001 and through the date of this report, there were no disagreements with AGH on any matter of accounting principles or practices, financial statement disclosure or audit scope or procedure which disagreement, if not resolved to the satisfaction of AGH, would have caused it to make reference to the subject matter of such disagreement in connection with its report. The accountant's report for the fiscal years ended January 27, 2002 and January 28, 2001 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Registrant's two most recent fiscal years and through the date of this report, the Registrant has had no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Registrant has requested that AGH furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter is filed as an exhibit to this report.



Item 7.  Financial Statements and Exhibits.

(3)	Exhibits.


16.     Letter from Allen, Gibbs & Houlik, L.C. dated January 16, 2003.



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

We were previously the independent accountants for Amarillo Mesquite Grill, Inc., and on March 21, 2002, we reported on the consolidated financial statements of Amarillo Mesquite Grill, Inc. and subsidiary as of and for the two years ended January 27, 2002 and January 28, 2001. On January 9, 2003, we resigned as independent accountants of Amarillo Mesquite Grill, Inc. We have read Amarillo Mesquite Grill, Inc.'s statements included under Item 4 of its Form 8-K for January 9, 2003, and we agree with such statements.

                                     /s/ Allen, Gibbs & Houlik, L.C.
                                         ALLEN, GIBBS & HOULIK, L.C.


Wichita, Kansas
January 16, 2003




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                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             AMARILLO MESQUITE GRILL, INC.

Date: January 14, 2003                       By:  /s/ Chris F. Hotze
                                                  Chris F. Hotze, President